Buyer:	Contract No.:
Seller: Shenyang Taiyu Machinery & Electronic Equipment Co., Ltd	Date of signature:

1.	Supply scope

For details, refer to “Attachment I”.

2.	Technical Standard of Goods

For the plate heat exchanger, the standard GB16409-1996 is implemented.

For the plate heat exchanging set, the standard CJ/T191-2004 is implemented.

3.	Warranty Clauses

3.1           The seller must guarantee that the design, manufacture and material of the provided goods are proper and can meet the requirements of national technical standards and "Attachment I".

3.2           The warranty period of the warranty clauses is 12 months beginning from the delivery.

3.3            In the conditions of item 3, within the warranty period, if the buyer finds the quality defects of the goods which are not the responsibility of the seller, the buyer can require the treatment from the seller within 7 days. The buyer is liable to keep the loss from occurring and increasing. Or the seller is not responsible for the compensation of the increased loss.

3.4           Received notice of the quality of the buyer, the seller shall repair or change the goods with quality problems in 7 working days after receiving the quality notice, and the buyer shall provide the necessary assistance.

3.5           The seller is not responsible in the following condition:

3.5.1	The damages of goods which are caused by the modification by the buyer or the third part without the agreement of the seller in advance;

3.5.2
the damages of goods which are caused by the operations, maintenances and services of the buyer or the third part without the coherences of the instruction, guidance, requirement the operating manual and specifications supplied by the seller;

3.5.3	The damages caused by the responses of the buyer or the third part such as the accident and the dereliction of duty.

3.6           In no event of default by the buyer, the seller shall provide the guarantees in item 3.1 to item 3.4 freely.  If the repair or replacement of the goods in the conditions of item 3.5.1 to item 3.5.4, the seller can require all the costs of the actual amount, such as the costs of service charges, maintenance and materials, etc.

4.	Delivery Methods and Acceptance of Goods

4.1           Delivery methods: FOB on the location specified by the Customer (not responsible for the unloading and installation of the product).

4.2           The seller can contact the delivery units and deliver the goods with the truck transport or railway transport after being authorized by the buyer. Freight and transportation risk shall be of the buyer's responsibilities. The seller is responsible for the loading of the finished products at the plant. The transportation of the goods in the contract shall be: truck transport.

4.3           The buyer shall accept the goods in 15 days after receipt of the goods. And the buyer shall inform the seller in written form within 20 days after the receipt of the goods if there is any problem with the received goods. Otherwise the acceptance shall be considered to be qualified.

5.	Payment and Term

The buyer shall pay 30% of the total contract amount to the seller within five working days after the sign of the contract; the seller must immediately start the production after receiving the down payment. The buyer shall pay the rest contract amount 5 days before delivery and within 60 days after the signing of the contract.

6.	Dispute Resolution

6.1           Any disputes on the contract and its attachments shall be immediately resolved with friendly consultation. If one part requests a consultation by a written notice to the other party, the other party shall immediately start consultation. If the dispute has not been resolved after written notice is given 20 days, either party have the right to sue at the local People's Court of Shenyang.

6.2           In the negotiation and litigation process, in addition to the controversies, the two parts shall continue to fulfill their obligations in the contract except the controversial part.

7.	Compensation Agreement and Return

7.1           Delay in delivery: if the seller can not deliver the goods in accordance with the provisions of the contract on time, the seller shall compensate for the buyer. The compensation for every month’s delay shall be the [2] % of the price of the delayed goods and the total amount of the compensation can not exceed the [5] % of the price of the delayed goods. Once the seller agrees to pay compensation, the buyer shall not refuse to accept the goods for any reason. The delay in delivery due to the force majeure is not compensable.

7.2           The delayed collection or delayed payment: for the delayed collection of the goods, with the exception of force majeure reasons, the buyer shall pay the seller the goods storage cost with [1.5%] of the contract amount monthly. For the delayed payment, the buyer shall pay the seller [2 ‰] of the contract amount as the compensation payment each day; the seller can suspend the shipment and services as well as cancel the contract if the delayed payment date exceeding 60 days.

7.3 Return

7.3.1 For the common standard products without any quality problem, use and broken packaging, when the buyer requires the return for special reasons, the seller can deduct the [50%] of the amount for the accepted returns after the storage acceptance for returned goods is approved. The cost of shipments in return shall be charged by the buyer.

Return deadline: Within 10 days after the collection of goods by the buyer.

7.3.2	The seller can deduct the [50%] of the return costs from the contract amount if the buyer requires the return of the uncollected goods in the collection time stipulated in the contract.

8.	Indirect Loss

In any case, the seller is not responsible for the indirect losses caused by the sign and the performance of the contract as well as the use of the goods in the contract.

9.	Liability Limitation

In any case, the maximum of the seller's compensation liability is 5% of the contract amount.

10.	Validity of the Contract

The contract shall be valid after the contract is signed by both authorized representatives.

The contract is valid from the effective date of the contract to the expiration and the time when the buyer makes all the payments.

11.	Intellectual property rights and technical secrets

The relative intellectual property rights and technical secrets of the goods in the contract, including but not limited to, product design, technical documents, drawings and so on, belong to the seller. The buyer shall have the duty of confidentiality, shall not copy any of the above information and shall not disclose them to any third parties.

12.	Other Clauses

12.1                      The contract is made out in six duplicates, and each Party shall hold three copies of the text.

12.2                      Any modification or addition of this contract takes effect only when it is signed in written form by the authorized representatives of the both parts.

12.3                      Any notice, requests and letters related to the contract must be in written form.

12.4                      All the attachments of the contract are the components of the contract and have the same legal effect with the clauses in the contract.

Buyer: Representative： Address： Tel： Fax： Post code： Tax registeration No.:

Seller:
Shenyang Taiyu Machinery &    Electronic Equipment Co., Ltd

Representative:
Address:                                10-1 #, 7th street, Shenyang Economic and Technological Development Zone
Tel:                       (8624)   25370678
Fax:                      (8624)   25365355
Post code：                                110027
Depositary bank: Shenyang Economic and Technological Development Zone
 Branch of Agricultural Bank of China
Account No.：06-182001040008276

Attachment I: Supply Scope

No.	Product name	Type	Quantity	Unit price （￥） (with VAT)	Total price（￥） (with VAT)
1
2
3
Total price（with VAT） ￥

The total sale price is ￥ ，RMB  which includes the packaging cost excluding Freight and insurance. We will manufacture strictly in accordance with the manufacturing process, perform the strict test before delivery and supply a complete test report.

Date of delivery： ____, 2008